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                                                                     Exhibit 2.2

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                         PAYING AGENT, CONVERSION AGENT
                             AND REGISTRAR AGREEMENT

                               Dated May 15, 2003

                                     Between

                                ASML HOLDING N.V.

                                       and

                              THE BANK OF NEW YORK

                                   relating to

                               (euro) 380,000,000
                      5 1/2% CONVERTIBLE SUBORDINATED NOTES
                                    DUE 2010

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This Paying Agent, Conversion Agent and Registrar Agreement (the "AGREEMENT") is
made on May 15, 2003 between:

(1) ASML HOLDING N.V., as issuer of the Notes referred to below (the "ISSUER"), and

(2) THE BANK OF NEW YORK (the "BANK"), at its specified offices in London, UK as paying agent, conversion agent and registrar.

Whereas:

(A) The Issuer will issue 5 1/2% Convertible Subordinated Notes due 2010 (the "NOTES") in the initial aggregate principal amount of
         (euro)380,000,000 convertible into ordinary shares, nominal value
         (euro)0.02 per share of the Issuer (the "CONVERSION SHARES"). Conversion Shares shall be issued in the form of registered shares which are held through the book-entry transfer system maintained by, and which are registered in the name of, the Netherlands Centraal Instituut voor Giraal Effectenverkeer in The Netherlands; and

(B) The Issuer wishes to appoint a paying agent, a conversion agent and a registrar to perform certain duties in connection with the payment of interest on, conversion of, and registration and transfer of, the Notes.

Now it is hereby agreed as follows:

                                   ARTICLE 1
                                  DEFINITIONS

         Section 1.01 Definitions. Capitalized terms used herein and not otherwise defined shall, unless the context otherwise provides, have the meanings specified in the Terms and Conditions of the Notes (the "CONDITIONS") which are attached hereto as ANNEX 1.

         Unless otherwise specified, all references herein to Sections, Exhibits and Annexes are to sections, exhibits, annexes in or to this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE 2
                                  APPOINTMENTS

         Section 2.01 Appointments. The Issuer hereby appoints the Bank to act as Registrar (the "REGISTRAR"), the paying agent (the "PAYING AGENT") and conversion agent (the "CONVERSION AGENT") in respect of the Notes and in accordance with the provisions of this Agreement and the Conditions. The Bank hereby accepts such appointment. The Paying Agent, the Conversion Agent and the Registrar are collectively referred to herein as the "AGENTS" and each an "AGENT". The Issuer

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reserves the right to vary or terminate the appointment of any Agent, or to appoint additional or other registrars, paying agents or conversion agents, to approve any change in the office through which the registrar or any such agent acts, provided that there will at all times be a registrar, paying agent and conversion agent for the Notes.

                                   ARTICLE 3
                                   THE NOTES

         Section 3.01 Form of the Notes. The Notes will be issued in fully registered and uncertificated form. The Notes may have notations, legends or endorsements as required by law, securities exchange rules or usage. Each Note shall be dated the date of its authentication, as provided in Section 3.02. Except as set forth in Condition 1(4) of the Conditions, individual definitive Note certificates shall not be issued.

         The Notes shall on issue be represented by a permanent global note (the "GLOBAL NOTE") in fully registered form, without interest coupons, and shall be sold in offshore transactions in reliance on Regulation S under the United States Securities Act of 1933 (the "SECURITIES ACT"). The Global Note will be deposited with a common depositary for Euroclear Bank S.A./N.V. ("EUROCLEAR") and Clearstream Banking, societe anonyme, Luxembourg ("CLEARSTREAM"), and registered in the name of The Bank of New York Depository (Nominees) Limited, a nominee of the common depository for Euroclear and Clearstream. The Global Note shall be substantially in the form attached hereto as ANNEX 2 hereto. The Conditions will be attached to the Global Note.

         The Global Note shall represent the outstanding principal amount of the Notes specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect transfers or exchanges. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of the outstanding Notes represented thereby shall be made by the Registrar or at the direction of the Registrar.

         The Notes shall be issuable in minimum denominations of (euro)1,000 and any amount in excess thereof that is a whole multiple of (euro)1,000.

         Section 3.02 Execution and Authentication. The Global Note shall be signed manually by two duly authorized signatories of the Issuer and dated the date of payment of the net subscription moneys for the Notes to the Issuer. The Global Note shall be authenticated manually by or on behalf of the Registrar as is required under the applicable regulations and conventions of Euroclear and Clearstream, respectively, pursuant to an order delivered by the Issuer to the Registrar, and signed by one of the Issuer's authorized signatories.

         Section 3.03 Further Issuance of Notes. The Issuer may, without the consent of the holders of the Notes, issue additional securities having the same ranking, Rate of Interest, Conversion Rights, Conversion Price, and other terms as specified in the Conditions. Any such additional securities, will constitute a further issue of and will be

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consolidated and form a single series under this Agreement with the Notes. There is no limitation on the amount of Notes that the Company may issue under this Agreement.

                                   ARTICLE 4
                                    PAYMENT

         Section 4.01 Payment to the Paying Agent. The Bank shall act as paying agent (the "PAYING AGENT") with respect to the Notes until such time as the Issuer varies such appointment. On the Record Date (as defined in Condition 6(4) of the Conditions) with respect to any payment due in respect of the Notes, the Paying Agent shall obtain from the Registrar the principal amount of Notes represented by the Global Note and shall notify the Issuer as to the amount of such payment to be made to the Paying Agent; it being understood that, all payments in respect of the Global Note shall be made in Euro.

         In order to provide for the payments due in respect of the Notes outstanding on the Record Date, the Issuer shall unconditionally pay, or cause to be paid, to the Paying Agent, for value on the Euronext Amsterdam Business Day immediately preceding the date such amounts in respect of the Notes are due, an amount sufficient (together with any funds then held by such Paying Agent which are available for such purpose) to pay the amount due in respect of the Global Note in accordance with this Agreement and as provided in the preceding paragraph. Funds received by a Paying Agent shall not be invested.

         The Issuer hereby authorizes and directs the Paying Agent to make payment on the Notes, as specified in Section 4.03 below, on the relevant payment date as set forth in the Conditions, and, subject to the receipt of payment, the Paying Agent shall ensure that such payments are credited to the respective recipients in a timely manner.

         Section 4.02 Notification of Payment. The Issuer shall on or before 10:00 a.m. (Amsterdam time) on the Euronext Amsterdam Business Day immediately preceding each due date for payment in respect of the Notes procure that the bank through which such payment is to be made will send the Paying Agent confirmation that it has received from the Issuer an irrevocable instruction to make the relevant payment (by tested telex or authenticated SWIFT MT-100-Message).

         Section 4.03 Payment by Paying Agents. The Paying Agent shall obtain from the Registrar, and the Registrar shall supply, such details as are required for the Paying Agent to make payment as stated above.

         Section 4.04 Subordination. The Issuer agrees, and each holder of a Note by accepting a Note agrees, that the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in the Conditions, to the prior payment in full of all Senior Debt (as defined in the Conditions), and that the subordination is for the benefit of the holders of Senior Debt. The Notes shall rank pari passu with the 4.25% Convertible Subordinated Notes 1999 due 2004 and the 5.75% Convertible Subordinated Notes due 2006. The Issuer shall promptly notify the Paying Agent of any facts known to the Issuer that would cause a payment of principal or interest on the Notes to violate the subordination provisions of the Notes set forth in the

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Conditions. The Paying Agent may continue to make payments on the Notes and shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of such payments until it receives notice reasonably satisfactory to it that payments may not be made under this Article 4 and, prior to the receipt of such notice, the Paying Agent shall be entitled to assume conclusively that no such facts exist.

                                   ARTICLE 5
                    NOTIFICATION IN THE EVENT OF NON-PAYMENT

         Section 5.01 Notification in the Event of Non-Payment. The Paying Agent shall forthwith notify the Issuer if it has not received payment unconditionally in the manner provided in Section 4.01 or if it has not received the confirmation required to be delivered in accordance with Section 4.02.

                                   ARTICLE 6
                                   ADVANCES

         Section 6.01 Advances. If the amounts required for the payment of principal, interest or otherwise are not, or not fully, received by the Paying Agent at the time and in the manner provided for in Section 4.01 and if the Paying Agent has received the confirmation delivered in accordance with Section 4.02, the Paying Agent shall be entitled, but not in any event be obliged, to advance the necessary funds and to charge the Issuer interest on the amount of such advance at the rate applied by it from time to time on overdraft facilities extended to prime borrowers.

                                   ARTICLE 7
                                   CONVERSION

         Section 7.01 Duties of the Conversion Agent. The Conversion Agent shall accept deposit on behalf of the Issuer of a Conversion Notice in the form of Exhibit A hereto (in duplicate), duly completed and signed, and any amount payable by the relevant holder under Condition 5.

         Section 7.02 Notes Held by Conversion Agent. On deposit of a Conversion Notice (in duplicate) (and transfer of the corresponding principal amount of Notes and payment of any required amount), in accordance with Section 7.01 hereof, the Conversion Notice so deposited, the Notes so transferred and any relevant payments shall be deemed to be held by the Conversion Agent as the agent of the Issuer. The Conversion Agent shall cancel forthwith the Notes.

         Section 7.03 Notification. (a) Promptly following deposit of a Conversion Notice (and transfer of the corresponding principal amount of Notes and payment of any required amount) in accordance with Section 7.01 hereof, the Conversion Agent shall (i) verify that the person presenting the Conversion Notice is a holder of the Note referenced in the Notice; (ii) verify that the Conversion Notice (in duplicate) has been

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duly completed and signed in accordance with its terms; (iii) verify that the
Conversion Notice is accompanied by all amounts payable, if any, by the holder under Condition 5; (iv) verify that a corresponding principal amount of Notes has been transferred to the account of the Conversion Agent with Euroclear and/or Clearstream; (v) endorse the Conversion Notice to that effect; and (vi) notify the Issuer, the Registrar and the Issuer's Amsterdam Exchange Agent in respect of the Conversion Shares (the "CF AGENT"), which on the date of this Agreement is ABN AMRO Bank N.V., The Netherlands (in the manner specified in Exhibit B hereto or such other form as shall for the time be the current form), by facsimile of the information required by Exhibit B with respect to each such Conversion Notice.

         (b) Each Conversion Notice will specify the method by which the Noteholder will acquire the Conversion Shares and cash, if any, deliverable upon conversion of the Notes to which it relates.

         Section 7.04 Notification to the Conversion Agent. (a) Forthwith upon receipt of the notification referred to in Section 7.03 hereof, the Issuer shall cause the CF Agent to notify the Conversion Agent by facsimile (in the manner specified in Exhibit C hereto), in the case of a Note in respect of which the Conversion Right has been exercised, confirming transfer free of payment in accordance with such Conversion Notice of the relevant Conversion Shares.

         (b)      Promptly upon receipt of the verification referred to in
Section 7.03(a) but not before, the Registrar shall remove the name of the relevant Noteholder from the Register or reduce the number of Notes of which it is holder, as appropriate, and decrease the aggregate principal amount of the Global Note which represented the Note(s) to which the Conversion Notice relates.

         Section 7.05 Issuer to Provide Conversion Notice. Promptly upon request from time to time, the Issuer will provide the Conversion Agent with copies of the form of Conversion Notice for the time being current. The Conversion Agent shall not be responsible for taking notice of public announcements of changes to the Issuer's share capital or other events which may affect the Conversion Price. If required by any Noteholder, the Conversion Agent shall make Conversion Notices available to Noteholders.

         Section 7.06 Conditions. The Issuer undertakes to comply with the Conditions with respect to conversion of the Notes and (where so required in accordance with the Conditions) to cause Conversion Shares to be transferred in satisfaction of the Conversion Right in accordance with the provisions hereof and the Conditions.

         Section 7.07 Adjustment of Conversion Price. (a) Upon the occurrence of an event specified in Condition 5(12)(a) of the Conditions, the Issuer shall, as soon as reasonably practicable, (i) notify the Conversion Agent of any event giving rise to an adjustment of the Conversion Price pursuant to Condition 5, the date on which such event takes or took effect and such other particulars and information as the Conversion Agent may reasonably require, and (ii) procure the adjustment to the Conversion Price in accordance with the Conditions.

         (b) The Conversion Agent shall not at any time be under any duty or responsibility to any holder of the Notes to determine whether any facts exist which

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may require any adjustment of the Conversion Price or make such an adjustment, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed for such adjustment.

         (c) As soon as reasonably practicable after the determination of the adjustment of the Conversion Price as set forth in Section 7.07(a) above, the Issuer shall instruct the Conversion Agent to give the notice required in connection with any adjustment to the Conversion Price as provided in Condition 10 of the Conditions. Adjustments calculated in accordance with this Section
7.07 and published in accordance with Condition 10 of the Conditions shall be binding (in the absence of manifest error) on all parties concerned.

                                   ARTICLE 8
                         REPAYMENT AND EARLY REDEMPTION

         Section 8.01 Notice of Redemption. If the Issuer intends to redeem the Notes in accordance with Condition 5(2) or 5(3), it shall give notice to the Registrar of its intention in writing at least 5 Euronext Amsterdam Business Days before the giving of the notice of redemption required to be given to Noteholders pursuant to such condition. Such notice shall state the date on which such Notes are to be redeemed and the principal amount of Notes to be redeemed.

         Section 8.02 Redemption Notice. The Registrar shall give notice required in connection with such redemption (after approval of such form of notice by the Issuer) as provided in Condition 10 of the Conditions. Such notice shall specify the date fixed for redemption, the redemption price and the manner in which redemption will be effected.

         Section 8.03 Partial Redemption. If fewer than all the outstanding Notes are to be redeemed, the Registrar shall select on a pro rata basis or by any other method that the Registrar deems fair and appropriate, the Notes to be redeemed.

                                   ARTICLE 9
                             CANCELLATION OF NOTES

         Section 9.01 Cancellation by Paying Agent. All Notes which are redeemed or converted shall be cancelled by the Registrar (if not already cancelled) and the amount of the Global Note shall be reduced by the Registrar or at the direction of the Registrar.

         Section 9.02 Cancellation by Issuer. The Issuer and any of its subsidiaries or affiliates may at any time purchase Notes in the open market or otherwise, subject to the provisions of Condition 5(14). All Notes which are so purchased will be cancelled by the Registrar and the amount of the Global Note reduced.

         Section 9.03 Cancelled Notes. The Paying Agent and the Conversion Agent, shall provide to the Registrar all information required by the Registrar in order to give all the relevant details for the purpose of Section 9.04 hereof to the Registrar.

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         Section 9.04 Certification of Payment Details. Subject to receipt of the relevant information, the Paying Agent and the Conversion Agent, shall as soon as practicable, and in any event within one month after the end of the calendar quarter during which any such redemption, conversion or payment (as the case may be) takes place, furnish the Issuer and the Registrar with a certificate stating (as applicable): (i) the aggregate amounts paid in respect of Notes redeemed or purchased by the Issuer and cancelled; and (ii) the aggregate principal amount of Notes converted and cancelled.

         Section 9.05 Records. Subject to the receipt of the relevant information, the Paying Agent and the Conversion Agent, shall keep a full and complete record of all Notes and of their redemption, repurchase, conversion, payment, cancellation, despatch and replacement (as appropriate) and shall make such record available at all reasonable times to the Issuer and the Registrar.

         The Registrar shall notify the Paying Agent and the Conversion Agent, of the aggregate principal amount of the Notes which are issued and the same shall form the basis of the records to be kept by each of the Agents.

                                   ARTICLE 10
                               DUTIES OF REGISTRAR

         Section 10.01 The Register. The Registrar shall maintain a register (the "REGISTER") in London, UK in accordance with the Conditions. The Register shall show the aggregate amount of Notes represented by the Global Note at the date of issue and all subsequent transfers and changes of ownership in respect thereof and the names and addresses of the registered holders of the Notes.

         The Registrar shall at all reasonable times during office hours make the Register available to the Issuer, the Agents or any person authorized by any of them for inspection and for the taking of copies thereof or extracts therefrom, and the Registrar shall deliver, at the expense of the Issuer, to such persons all such lists of holders of Notes, their addresses, registered accounts, holdings and other details as they may request.

         Section 10.02 Transfers. The Registrar will receive requests for the transfer of Notes and effect the necessary entries. Transfers of Notes will be made in accordance with the Conditions, the procedures established for this purpose among Euroclear, Clearstream and the Registrar, and the regulations of Euroclear and Clearstream applicable to such transfers.

         Section 10.03 . Miscellaneous. The Registrar will carry out such other acts as may be necessary to give effect to the Conditions and the other provisions of this Agreement.

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                                   ARTICLE 11
                                  REMUNERATION

         Section 11.01. Fees. The Issuer shall, in respect of the services to be performed by each of the Agents under this Agreement, pay to each of the Agents the commissions, fees and expenses of each of the Agents as separately agreed in writing with each of the Agents.

         Section 11.02. Costs. The Issuer shall pay to each of the Agents all reasonable out-of-pocket expenses incurred by it in its agency capacities in connection with the services performed under this Agreement, including attorneys fees and expenses, or in connection with the investigation or defence of any claims arising out of any action taken or omitted in connection with this Agreement (except where such claims result from the misconduct, gross negligence, wilful default, bad faith or breach of terms of this Agreement by such Agent, its officers, agents or employees) promptly upon receipt from such Agent of notification of the amount of such expenses together with the relevant invoices and/or receipts.

         Section 11.03. Stamp Duties. The Issuer shall pay or reimburse all stamp, transaction and other taxes, fees or duties, if any, to which this Agreement may be subject.

                                   ARTICLE 12
                          USE OF MONEY BY PAYING AGENT

         Section 12.01. Use of Money by Paying Agent. The Paying Agent shall be entitled to deal with moneys paid to it by the Issuer for the purposes of this Agreement in the same manner as other moneys paid to a banker by its customers and shall not be liable to account to the Issuer for any interest thereon. The Agent shall not exercise any right of set-off or lien or similar claim over moneys paid to it or by it under this Agreement.

                                   ARTICLE 13
                                  MISCELLANEOUS

         Section 13.01. Publication of Notices. On behalf of and at the request and expense of the Issuer, the Registrar will promptly give any notices required to be given by the Issuer with respect to the Notes in accordance with any of the Conditions, except as otherwise set out herein.

         Section 13.02. No Implicit Duties. Each Agent shall be obliged to perform such duties, and only such duties, as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into this Agreement or the Conditions against any of them. Each Agent, in any of its agency functions under this Agreement, shall be under no obligation to take any action hereunder which may involve any expenditure of funds or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it.

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         Section 13.03. No Agency Or Trust. In acting hereunder and in connection with the Notes, each Agent shall act solely as agent of the Issuer and will not thereby assume any obligations towards, or relationship of agency or trust for, any of the Noteholders.

         Section 13.04. Liability. Each Agent shall be protected and shall incur no liability for or in respect of any action properly taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or any Noteholder, Note, form of transfer, Conversion Notice, resolution, direction, consent, certificate, affidavit, statement, telex, facsimile transmission or other paper or document believed by it in good faith to be genuine and to have been delivered, signed or sent by the proper party or parties.

         Section 13.05. Indemnity by the Issuer. The Issuer will indemnify each Agent against any loss, liability, reasonable cost, claim, action or demand which it may properly incur or which may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its function under this Agreement, except such as may result from a breach by it of this Agreement or its own misconduct, wilful default, gross negligence or bad faith or that of its officers, employees, agents or any of them. The provisions of this Section 13.05 and of Sections 11.01 and 11.02 shall survive payment in full of all sums in respect of the Notes, the resignation or removal of such Agent and the termination of this Agreement.

         Section 13.06. Liability of the Agent. No Agent shall be liable for any loss, liability, cost, claim, action or demand arising under this Agreement except to the extent due to its misconduct, gross negligence, wilful default, or bad faith or that of its officers, agents or employees. The provisions of this
Section 13.06 shall survive the payment in full of all sums in respect of the Notes, the resignation or removal of such Agent and the termination of this Agreement.

         Section 13.07. Advice of Counsel. The Agent may consult with counsel satisfactory to it and the advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and without negligence.

         Section 13.08. Copies of Documents. So long as any of the Notes remain outstanding, the Issuer shall provide the Paying Agent with a sufficient number of copies of each of the documents if required to be made available by stock exchange regulations or stated as being available in the offering memorandum relating to the Notes and, subject to being provided with such copies, the Paying Agent will procure that such copies shall be available at its specified office for examination by Noteholders and that copies thereof will be furnished to Noteholders upon request.

         Section 13.09. Acquisition of Notes. Each of the Agents and its officers, directors and employees, in an individual capacity or any other capacity, may become the owner of, or acquire any interest in, any Notes, ordinary shares of the Issuer into which the Notes may be converted, or other obligations or securities of the Issuer, or any other person with the same rights that it or they would have if it were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer or any other person and may act on, or as depositary, trustee or agent for, any

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committee or body of holders of Notes or other obligations of the Issuer or any other person as freely as if it were not appointed hereunder.

         Section 13.10. Merger. Any corporation into which any Agent may be merged or converted or any corporation with which any Agent may be consolidated or any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party shall, to the extent permitted by applicable law, be a successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, conversion or consolidation shall forthwith be given to the Issuer and the Noteholders.

         Section 13.11. Severability. In the event that any one or more of the provisions contained in this Agreement should be held invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties to this Agreement shall endeavour in good faith negotiations to replace the invalid or unenforceable provisions with valid provisions the effect of which comes as close as possible to that of the invalid or unenforceable provisions.

                                   ARTICLE 14
                              REPLACEMENT OF AGENTS

         Section 14.01. Agent Required. The Issuer agrees that as long as any of the Notes are outstanding or until moneys for the payment of principal and interest on, and any other amounts due with respect to, all Notes have been made available at the offices of the Paying Agent and shall have been transmitted to the Noteholders, to the extent required by the terms of such Notes, there shall at all times be a registrar, a conversion agent and a paying agent.

         Section 14.02. Appointment. The Issuer may appoint further or other agents. The Issuer may also terminate the appointment of any Agent at any time. Such termination shall be effective by giving at least 90 days' written notice to that effect to such Agent.

         However, no such notice relating to the termination of the appointment of any Agent shall take effect until a new Agent has been appointed. The Issuer shall procure that there is at all times an Agent performing the functions set forth in this Agreement as required by the Conditions. The termination of the appointment of any Agent shall not take effect (i) until notice thereof shall have been given to the Noteholders in accordance with Condition 10 of the Conditions; and (ii) within the period commencing 45 days immediately preceding any due date for a payment in respect of the Notes and ending 15 days after such date.

         Section 14.03. Resignation. An Agent may resign its appointment hereunder at any time by giving to the Issuer at least 90 days' written notice to that effect unless shorter notice is agreed by the Issuer, provided that (i) such resignation shall not take effect until a new Agent performing the functions set forth in this Agreement has been appointed; (ii) no such resignation shall take effect unless upon the expiry of the notice period there is an Agent as required by Section 14 and the Conditions; (iii) no such resignation shall not take effect until a new Agent performing the functions set forth in this Agreement has been appointed; (ii) no such resignation shall take effect unless upon the expiry of the notice period there is an Agent as required by Section 14 and the Conditions; (iii) no such

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resignation shall take effect until notice thereof shall have been given to the
Noteholders in accordance with Condition 10 of the Conditions; and (iv) no such notice shall be given so as to expire within a period commencing 45 days immediately preceding any due date for a payment in respect of the Notes and ending 15 days after such date. If a successor agent has not been appointed within the time specified by the provisions hereof, then the Agent may petition a court of competent jurisdiction for such appointment.

         Section 14.04. Delivery of Records by Agent on Termination. If the appointment of an Agent hereunder is terminated or an Agent resigns its appointment hereunder, such Agent shall, on the date on which such termination or resignation takes effect, pay to the successor Agent the amounts held by it in respect of Notes which have not been presented for payment and any other amounts held by it in respect of the Notes and shall deliver to the successor Agent all records concerning Notes maintained by the Agent pursuant to this Agreement, but shall have no other duties or responsibilities hereunder.

         Section 14.05. Change of Office. If an Agent shall change its specified office, it shall give to the Issuer and the Registrar not less than 30 days' prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter, such Agent shall give to the Noteholders, on behalf of and at the expense of the Issuer, notice of such change and the address of the new specified office in accordance with Condition 10 of the Conditions.

                                    ARTICLE 15
                                     NOTICES

         Any communication shall be in English, in writing, and shall be addressed to the relevant party hereto as follows:

         (a) If to the Issuer:

             ASML Holding N.V.
             De Run 1110
             5503 LA Veldhoven
             The Netherlands

         (b) the Paying Agent, Conversion Agent and Registrar:

             The Bank of New York
             48th Floor
             One Canada Square
             London E14 5AL
             Attention: Corporate Trust Administration
             Tel: +44 20 7964 6315
             Fax: +44 20 7964 6399

         Any communication shall be deemed to have been given when received by the relevant party.

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         Any of the parties named above may change its address for the purpose of this Section 15 by giving notice of such change to the other parties to this Agreement.

                                   ARTICLE 16
                        AMENDMENTS, SUPPLEMENTS, WAIVERS

         Section 16.01. Without Consent of Holders. The Issuer and the Agents may amend, supplement or modify this Agreement or the Conditions without the consent of any Noteholder for the purpose of:

         (a) adding to the covenants of the Issuer for the benefit of the Noteholders; or

         (b)      surrendering any right or power conferred upon the Issuer; or

         (c)      securing the Notes; or

         (d) evidencing the assumption by another legal entity of all of the obligations of the Issuer with respect to the Notes as a result of a merger, consolidation, or other form of consolidation permitted by Condition 8(c) of the Conditions; or

         (e) curing any ambiguity, inconsistency, defect or omission in the Notes or between the Conditions or correcting or supplementing any defective provision herein or in the Notes of such series in a manner which does not adversely affect the interests of any Noteholder.

         Section 16.02. With Consent of Holders. The Issuer and the Agents may amend, supplement or modify this Agreement or the Conditions, and past defaults thereunder by the Issuer may be waived, with the written consent of the holders of not less than sixty-six and two thirds percent (66 2/3%) in aggregate principal amount of the Notes outstanding. Any such written consent of the holders of the Notes shall be arranged by the Issuer or such holders, and notified to the Registrar. Notwithstanding the foregoing, no such modification, amendment or waiver, without the consent of the holder of each Note, may:

         (a) waive a default in the payment of the principal of or the interest on any Note, or change the stated maturity date of the principal of, or the dates for payment of any installment of interest on, any Note;

         (b) change the currency of payment of principal of, or interest on, any Note;

         (c) reduce the principal amount of, or the rate of interest on, any Note;

         (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note;

         (e) modify the subordination provisions in a manner adverse to the Noteholders; or

         (f) reduce the percentage in principal amount of the outstanding Notes stated in the first paragraph of this Section 16.02 and required for any modification of or amendment to the Conditions, or of any waiver of any past default. Prior to executing any amendment, the Agent shall be entitled to receive an opinion of counsel stating that such amendment is permitted by this Agreement.

                                   ARTICLE 17
                         GOVERNING LAW AND JURISDICTION

         Section 17.01. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions.

         Section 17.02. Jurisdiction. The courts of the State of New York are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any litigation or proceedings arising out of or in connection with this Agreement shall be brought in such courts. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York for proceedings or legal action arising out of this Agreement.

         Section 17.03. Agent for Service of Process. The Issuer hereby appoints ASML US, Inc., 8555 South River Parkway, Tempe, Arizona 85284, USA, as agent for service of process for all proceedings or legal action arising out of this Agreement and brought in the courts of the State of New York.

         Section 17.04. Waiver of Jury Trial. Each of the Issuer and the Bank hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this agreement, the Notes or the transaction contemplated hereby.

                                   ARTICLE 18
                                  COUNTERPARTS

         Section 18.01. Counterparts. This Agreement may be executed in counterparts which when taken together shall constitute one and the same instrument.

This Agreement has been entered into on the date first written above.


         ASML HOLDING N.V.

         /s/PETER WENNINK
         _______________________
         Name:  Peter Wennink
         Title: EVP,CFO



         THE BANK OF NEW YORK

         /s/PAUL PEREIRA
         _______________________
         Name:  Paul Pereira
         Title: AVP

                                                                         ANNEX 1

                        TERMS AND CONDITIONS OF THE NOTES

         The following (subject to completion and amendment, and other than the words in italics) is the text of the Terms and Conditions of the Notes which will be attached to the Certificates representing the Global Notes and endorsed on the definitive Certificates issued in respect of Notes should definitive Certificates be issued.

         The 5 1/2% Convertible Subordinated Notes due 2010 (the "NOTES"), in the aggregate principal amount of (euro)380,000,000 will be issued by ASML Holding N.V. (the "ISSUER") in amounts of (euro)1,000 and integral multiples thereof without coupons. The Notes are direct, unsecured obligations of the Issuer and will rank pari passu and without any preference among themselves and with the Issuer's outstanding 5 3/4% Convertible Subordinated Notes due 2006 and 4 1/4% Convertible Subordinated Notes due 2004. The Notes will mature on May 15, 2010 and be payable at a price of 100% of the principal amount thereof. The Notes will bear interest at 5 1/2% per annum from May 15, 2003, payable in arrears annually on May 15, commencing on May 15, 2004.

         At any time on or after the fortieth day after the issue date (the "RESTRICTION DATE") up to and including May 12, 2010, unless previously redeemed or repurchased, the Notes will be convertible into ordinary shares of the Issuer, nominal value (euro)0.02 per share, of Amsterdam registry (the "ORDINARY SHARES"), initially at the conversion rate (the "CONVERSION RATE") of 69.9301 Ordinary Shares per (euro)1,000 initial principal amount (representing a conversion price of (euro)14.30 per Ordinary Share) (the "CONVERSION PRICE"), subject to adjustment upon the occurrence of certain events described in Condition 5. Ordinary Shares issued upon any such conversion are referred to herein as "CONVERSION SHARES". Conversion Shares will be issued in the form of registered shares, interests in which are held through the book entry system maintained by, and which are registered in the name of, the Netherlands Centraal Instituut voor Giraal Effectenverkeer B.V., or its successor.

         The Notes are redeemable at the option of the Issuer, in whole or in part, at any time on or after May 27, 2006, upon not more than 30 Euronext Amsterdam Business Days nor less than 15 Euronext Amsterdam Business Days prior notice, at 100% of their principal amount, together with accrued and unpaid interest as specified in Condition 5. A "EURONEXT AMSTERDAM BUSINESS DAY" means any day on which the Official Segment of the stock market of Euronext Amsterdam N.V. ("EURONEXT AMSTERDAM") is open for business.

         The Issuer will enter into a paying agency, conversion agency and registrar agreement (the "AGENCY AGREEMENT") with The Bank of New York. Copies of the Agency Agreement are available for inspection by holders of the Notes at the specified offices of The Bank of New York. The holders of the Notes are bound by, and are deemed to have notice of, all of the provisions of the Agency Agreement.

         The Issuer may without the consent of the Noteholders, issue additional securities having the same ranking, Rate of Interest, Conversion Rights, Conversion Price, and other terms as specified in these Conditions. Any such additional securities, will constitute a further issue of and will be consolidated and form a single series under the Agency Agreement with the Notes. There is no limitation on the amount of Notes that the Issuer may issue under the Agency Agreement.

1.  DENOMINATION AND FORM

(1) The Notes will be issued in registered form in denominations of (euro)1,000 and integral multiples thereof without interest coupons attached. A certificate (each a "CERTIFICATE") will be issued to each holder of Notes in respect of its registered holding of Notes. Each Certificate will have an identifying number which will be recorded on the relevant Certificate and in the Register (as defined in Condition 1(2)). The Notes are not issuable in bearer form.

(2) The Notes will initially be represented by one or more permanent global notes in fully registered form without interest coupons (the "GLOBAL NOTES"). The Global Notes will be deposited with the common depositary (the "COMMON DEPOSITARY"), or its nominee, for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking societe anonyme ("CLEARSTREAM") and registered in the name of a nominee of the Common Depositary. Except in the limited circumstances described in Condition 1(4), ownership of interests in the Notes may be held only through Euroclear and Clearstream. Transfers of interests in the Notes shall be recorded on the register (the "REGISTER") maintained for that purpose by a registrar (the "REGISTRAR"), which initially will be The Bank of New York.

          The Notes shall bear the following legend:

          Neither the note evidenced hereby nor any of the ordinary shares issuable upon conversion of the note evidenced hereby has been registered under the United States Securities Act of 1933 (the "Securities Act"), or any state securities laws, and, accordingly, may not be offered or sold within the United States or to, or for the account or benefit of, United States persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(3) Each Certificate will bear the manual signatures of two duly authorized signatories of the Issuer as well as the manual signature of an authentication officer of the Registrar. Title to the Notes passes only by a written deed of transfer signed by the transferor and transferee followed by registration in the Register (as described below in Condition 2(2)). The registered holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it and no person will be liable for so treating such holder. In these Terms and Conditions, "NOTEHOLDER" and (in relation to a Note) "HOLDER" means the person in whose name a Note is registered in the Register.

(4) So long as the nominee of the Common Depositary is the registered holder and owner of a Global Note, the nominee of the Common Depositary will be considered the sole owner and holder of the related Notes for all purposes of such Notes and for all purposes under these Terms and Conditions. So long as the Notes are represented by the Global Notes, registration of a Note in a name other than that of the nominee of the Common Depositary will not be permitted unless either (i) Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue as a clearing system in connection with a Global Note and a successor clearing system is not appointed by the Issuer within 90 days after its receipt of such notice,
    (ii) an Event of Default shall have occurred and the maturity of the Notes shall have been accelerated in accordance with the terms of the Notes or
    (iii) the Issuer shall have determined in its sole discretion that the Notes shall no longer be represented by Global Notes. In these circumstances, Notes in definitive form may be registered in the names of the persons owning the beneficial interests therein as evidenced by the account records of Euroclear or Clearstream, as the case may be. These account records will, in the absence of manifest error, be conclusive evidence of the identity of such persons owning beneficial interests in the Global Notes.

    In the absence of the circumstances set forth above, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders of any Notes under such Global Note. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a Global Note.

2.  TRANSFER OF NOTES

(1) The Issuer will cause to be kept, at the office of the Registrar, the Register on which shall be kept the names and addresses of the holders of the Notes and the particulars of the Notes held by them and of all transfers and exchanges of Notes.

(2) Subject to the Agency Agreement and clause (3) below, a Note may be transferred, in whole or in part, by surrender of the Certificate issued in respect of that Note, with the form of transfer duly completed and signed by the transferor and the transferee at the specified office of the Registrar. No transfer of title to any Note will be effective unless and until entered on the Register.

(3) Transfers of interests in Notes between the accounts of Euroclear and Clearstream, or of persons holding interests through such participants, shall be effected in accordance with procedures established by Euroclear and Clearstream.

(4) In case of a conversion of Notes into Conversion Shares, this conversion will be recorded in the Register and a corresponding reduction of the aggregate amount of the Notes shall be made.

3.  SUBORDINATION

(1) The obligations represented by the Notes will be unsecured subordinated obligations of the Issuer ranking pari passu without any preference among themselves and will, in the event of the bankruptcy, dissolution, winding-up or liquidation of the Issuer, be subordinated in right of payment to the prior payment in full of all Senior Debt of the Issuer, present and future. As a result, all payments to holders of Notes will, in the event of bankruptcy, dissolution, winding-up or liquidation of the Issuer only be made after, and any set-off by any holder of such Notes shall be excluded until, all Senior Debt admissible in any such bankruptcy, dissolution, winding-up or liquidation of the Issuer has been satisfied in full, following which the obligations in respect of the Notes shall rank at least pari passu with all other Subordinated Indebtedness. In addition, creditors of the Issuer who are not holders of Senior Debt may, subject to any subordination provisions that may be applicable to such creditors, recover more ratably than holders of the Notes.

    In addition, the Notes will effectively be subordinated to all existing and future liabilities of the Issuer's subsidiaries. The Notes do not limit the amount of liabilities ranking senior to the Notes which may hereafter be incurred or assumed by the Issuer or any of its subsidiaries.

    For purposes of these Terms and Conditions, the term "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Issuer, the right of payment of which is, or is expressed to be, or is required by any present or future agreement of the Issuer to be subordinated to any other Indebtedness in the event of bankruptcy, dissolution, winding-up or liquidation of the Issuer.

    For purposes of these Terms and Conditions, the term "INDEBTEDNESS" means all indebtedness for money borrowed that is created, assumed, incurred or guaranteed in any manner or for which the Issuer is otherwise responsible or liable.

    For purposes of these Terms and Conditions, the term "SENIOR DEBT" means the principal of and premium, if any, and the interest on any Indebtedness of the Issuer, currently outstanding (other than the 5 3/4% Convertible Subordinated Notes due 2006 and the 4 1/4% Convertible Subordinated Notes due 2004, which shall rank pari passu with the Notes) or to be issued hereafter unless such Indebtedness by the terms of the instrument by which it is created or evidenced is not senior in right of payment to the Notes.

4.  INTEREST

(1) The Notes shall bear interest from May 15, 2003 at the rate of 5 1/2% per annum (the "RATE OF INTEREST"), payable annually in arrears on May 15, commencing on May 15, 2004, as provided in Condition 6.

(2) Each Note will cease to bear interest at the end of the day preceding the Due Date (as defined in Condition 6) for principal unless, upon due presentation, payment of principal is improperly withheld or refused, in which case such Note will continue to bear interest at the same rate until the end of the day on which all amounts due in respect of such Note up to that day are received at the office of the Paying Agent named in or appointed pursuant to Condition 9 (the "PAYING AGENT").

(3) Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of a period of less than a complete month, the actual number of days elapsed.

5.  REDEMPTION, CONVERSION AND PURCHASE

(1) Unless previously redeemed or converted as specified below, the Issuer will redeem each Note at 100% of its principal amount on May 15, 2010 as provided in Condition 6. The Notes may not be redeemed at the option of the Issuer other than in accordance with clause (2) of this Condition.

(2) The Notes are not entitled to any sinking fund. At any time on or after May 27, 2006, the Notes will be redeemable at the Issuer's option on at least 15 and not more than 30 Euronext Amsterdam Business Days' notice, in whole or in part, at 100% of their principal amount together with accrued and unpaid interest to, but excluding, the date fixed for redemption, provided that, within a period of 30 consecutive Trading Days ending 15 calendar days prior to the date on which the relevant notice of redemption is given to the Noteholders as provided above, the official closing price of an Ordinary Share on Euronext Amsterdam (as defined in Condition 5(17)) for 20 Trading Days, whether or not consecutive, shall have been at least 150% of the Conversion Price deemed to be in effect on each of such Trading Days. In the case of a partial redemption of Notes pursuant to this Condition 5(2), the Notes to be redeemed will be selected pro rata in such place as the Paying Agent named in or pursuant to Condition 9 shall approve and in such manner as the Paying Agent shall deem to be appropriate and fair, at least 15 and not more than 30 Euronext Amsterdam Business Days prior to the date fixed for redemption. With respect to any redemption pursuant to this Condition 5(2), the Issuer will give notice to the Noteholders in accordance with Condition 10 specifying the redemption date and, in the case of a partial redemption, the amount of such partial redemption, not less than 15 and not more than 30 Euronext Amsterdam Business Days prior to that date. All Notes which are redeemed by the Issuer will be cancelled and, accordingly, may not be reissued or resold.

 (3)In the event of a Change of Control of the Issuer, each Noteholder will have the right to require the Issuer to redeem all (but not less than all) of such Noteholder's Notes on the date that is 30 days after the date on which such Change of Control occurs at 100% of their principal amount together with accrued and unpaid interest to, but excluding, the redemption date. The Issuer shall give each Noteholder notice of such Change of Control in accordance with the provisions of Condition 10 hereof not later than 10 days after the date on which such Change of Control occurs.

    A "CHANGE OF CONTROL" will be deemed to have occurred when: (i) Control of the Issuer is acquired or deemed to be held by any person or any persons acting in concert which at the date hereof do(es) not have (and would not be deemed to have) such Control or (ii) the Issuer consolidates with or merges into any other corporation (unless the shareholders of the Issuer immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same relative proportions as their ownership of the share capital immediately before such transaction); provided, however, a Change of Control will not be deemed to have occurred solely as a result of (x) the issuance or transfer, with the cooperation of the Issuer's Supervisory Board or Board of Management, Stichting Prioriteitsaandelen ASML Holding N.V. or the

    Issuer's shareholders, as applicable, of any preferred shares in the Issuer's capital; or (y) the Issuer abandoning, limiting or changing the "structure regime" upon the proposal of the Issuer's Board of Management and approval by its Board of Supervisory Directors, Stichting Preferente Aandelen ASML or the Issuer's shareholders, as applicable.

    "CONTROL" means (i) beneficial ownership of 51% or more of the Ordinary Shares of the Issuer or (ii) control of or right to otherwise control the affairs and policies of the Issuer or its business (whether as a result of the acquisition of assets or otherwise).

(4) Each Noteholder has the right (the "CONVERSION RIGHT") to convert its Notes into Conversion Shares, in a form representing good delivery for the purposes of settlement on Euronext Amsterdam, at any time during the Conversion Period referred to below, subject to compliance with the provisions of this Condition 5. Upon conversion, the right of the converting Noteholder to payment of the Note to be converted shall cease, and in consideration thereof the Issuer shall deliver Conversion Shares as provided in this Condition 5 (or pay cash in lieu of delivery of Conversion Shares as provided in Condition 5(13)). The "CONVERSION PERIOD" shall be the period commencing on the Restriction Date up to and including May 12, 2010; provided, that the right to convert Notes called for redemption will terminate at the close of business three Euronext Amsterdam Business Days prior to the date fixed for redemption with respect thereto unless the Issuer defaults in making the payment due upon redemption.

(5) The price at which Conversion Shares will be delivered by the Issuer to Noteholders upon conversion (the "CONVERSION PRICE") will be (euro)14.30 per Ordinary Share, subject to adjustments in the manner provided for in Condition 5(12). The number of Conversion Shares to be delivered on conversion of a Note will be determined by dividing the principal amount of such Note (the "ORIGINAL ISSUE PRICE") by the Conversion Price. The result of such division shall be rounded to the third decimal place, with 0.0005 being rounded upwards; so that initially 69.9301 Ordinary Shares will be issuable upon conversion of each (euro)1,000 in principal amount of the Notes, subject to adjustment of the Conversion Price. If more than
    (euro)1,000 in principal amount is converted at any one time by the same Noteholder, the number of Conversion Shares to be delivered upon such conversion will be calculated on the basis of the aggregate Original Issue Price of the entire amount to be converted.

(6) Remaining fractions of Conversion Shares will not be delivered on conversion but instead the Issuer will make a cash payment in euros (calculated as defined in Condition 5(13)) in respect thereof. Such payment will be made as contemplated in Condition 6 by transfer to an account with a bank specified by the relevant Noteholder or, if such Noteholder so requests, by means of a euro cheque drawn on a bank in the Netherlands and sent to the address specified in the relevant Conversion Notice (as defined below).

    Notes surrendered for conversion during the period from the close of business of any Record Date (as defined in Condition 6(4)) next preceding any Payment Date for interest to the opening of business on such Payment Date for interest (except Notes called for redemption within such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is entitled to receive. No interest on Notes submitted for conversion will be payable by the Issuer on any interest Payment Date subsequent to the Conversion Date, except in the situation described in the immediately preceding sentence. No other payment or adjustment for premium, interest or dividends is to be made upon conversion.

(7) A Conversion Right may not be exercised by a Noteholder following the giving of a Termination Notice pursuant to Condition 8 with respect to its Notes.

(8) To exercise the Conversion Right, the Noteholder must (i) deliver at its own expense during normal business hours to the office of the conversion agent named in Condition 9 (the "CONVERSION AGENT") a notice of conversion (the "CONVERSION NOTICE") duly completed and in duplicate form obtainable from the office of the Conversion Agent and (ii) transfer a corresponding principal amount of Notes to the account of the Conversion Agent with Euroclear or Clearstream, and all amounts to be paid by the Noteholder pursuant to Conditions 5(6) and 5(10).

(9) The "CONVERSION DATE" will be deemed to be the day immediately following the date on which the Conversion Notice shall have become effective in accordance with Condition 5(8) or, if such day is not an Euronext Amsterdam Business Day, the next Euronext Amsterdam Business Day.

(10)A Noteholder exercising its Conversion Right must pay any taxes and other duties arising on conversion of its Notes except for Netherlands capital issue tax, which shall be born by the Issuer.

(11)Upon the exercise by the Noteholder of any Conversion Right, the Issuer shall, subject to its right of election provided in Condition 5(13), as soon as practicable, and in any event not later than three Euronext Amsterdam Business Days, after the Conversion Date, effect delivery of the Conversion Shares through the Issuer's issuing agent (currently ABN AMRO Bank N.V.) to Euroclear or Clearstream and the Issuer shall make the cash payment, if any, as provided in Condition 5(6).

(12) Adjustment of Conversion Price

(a) The Conversion Price will be adjusted in the manner provided in Condition 5(12)(b) below in the following circumstances, without duplication:

    (A) there occurs any alteration to the nominal value of the Ordinary Shares as a result of consolidation or subdivision of the Ordinary Shares;

    (B) the Issuer makes or causes to be made an issue of any Ordinary Shares credited as fully paid to the holders of Ordinary Shares by way of capitalization of profits or reserves including any share premium account (except any such capitalization made in connection with, and for the purpose of facilitating, a consolidation or subdivision of Ordinary Shares, which would be subject to adjustment under Paragraph (A) above), other than Ordinary Shares paid up out of profits or reserves (including any share premium account) and issued in lieu of all or part of a cash dividend which the holders of Ordinary Shares concerned would or could otherwise have received from the portion of the year's profit allocated for distribution or is made out of the year's profit allocated for distribution, but only to the extent that the Current Market Price of the Ordinary Shares to be issued on the date on which the relevant issue is announced does not exceed the amount of such dividend (whether paid in cash or Ordinary Shares) and, to the extent that there is such an excess, an adjustment solely in respect of such excess will be made;

         (C) the payment or making of any Capital Distribution (as defined herein) to holders of Ordinary Shares (which adjustments shall be made prior to any applicable adjustment under Paragraph (B) above and Paragraph (E) below);

         (D) the Issuer grants or causes to be granted, whether by free distribution, dividend or otherwise, a right, warrant or other security to the holders of Ordinary Shares that does not fall under Paragraphs (B) or (C) above, giving them the right to acquire (whether by purchase, conversion, exchange or other exercise of such right) or subscribe for additional Ordinary Shares or securities that are convertible, exchangeable or otherwise exercisable into Ordinary Shares;

         (E) the Issuer makes or causes to be made a free distribution or dividend of, or grants a right, warrant or other security giving the right to purchase at less than fair market value (as defined in the definition of "d" in Condition 5(12)(b)(B) below), any other property (not covered by another paragraph of this Condition 5(12)(a)) to holders of Ordinary Shares;

         (F) if the Issuer distributes, or causes to be distributed (including in connection with any merger with or consolidation into another corporation), in a manner not falling under Paragraph (B) above, to the holders of Ordinary Shares (a "SPIN-OFF EVENT") equity securities of an issuer other than the Issuer (the "SPIN-OFF SECURITIES"), or subdivides (a "RECLASSIFICATION") the Ordinary Shares into two or more separately quoted classes of equity securities (such new class(es) of equity securities, the "RECLASSIFIED SECURITIES"), then one of the following adjustments will be made, as selected by the Supervisory Board of the Issuer acting in good faith and in consultation with an investment bank of international repute active in the European convertible bond market selected by the Issuer, from among the options applicable to such event, effective as of the ex-dividend date of any Spin-off Event or as of the effective date of any Reclassification:

             (i) if the Spin-off Securities or Reclassified Securities are publicly traded on a recognized exchange, the Ordinary Shares shall thereafter comprise the securities comprising the Ordinary Shares immediately prior to such adjustment together with the Spin-off Securities or the Reclassified Securities, in either case in the same amount as the Noteholder would have been entitled to receive had he converted the Notes into Ordinary Shares immediately prior to the record date of such Spin-off Event or the effective date of such Reclassification;

             (ii) the Conversion Price will be adjusted in accordance with the formula provided in Condition 5(12)(b)(B) below;

             (iii) the Conversion Price will be adjusted in accordance with the formula provided in Condition 5(12)(b)(D) below;

             (iv) within five Euronext Amsterdam Business Days after the date of the Spin-off Event or the effective date of the Reclassification, the Issuer will deliver the Spin-off Securities or the Reclassified Securities, as the case may be, to each Noteholder in either case in the same amount as the Noteholder would have been entitled to receive had he converted the Notes into Ordinary Shares immediately prior to the record date of such Spin-off Event or the effective date of such Reclassification; or

             (v) within five Euronext Amsterdam Business Days after the date of the Spin-off Event or the effective date of the Reclassification, the Issuer will deliver to each Noteholder an amount in euro equal to the number of such Spin-off Securities or Reclassified Securities as such Noteholder would have been entitled to receive had he converted the Notes into Ordinary Shares immediately prior to the record date of such Spin-off Event or the effective date of such Reclassification multiplied by the fair market value of the Spin-off Securities or Reclassified Securities on a per share basis, as the case may be (as determined by means of the procedure specified in the definition of "d" in Condition 5(12)(b)(B) below); or

         (G) if the Issuer determines in good faith that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this Condition 5(12)(a) (even if the circumstances are specifically excluded from the operation of any or all of Condition 5(12)(a)), the Supervisory Board of the Issuer, acting in good faith and in consultation with an investment bank of international repute active in the European convertible bond market, shall determine what adjustment (if any) to the Conversion Price is fair and reasonable to take account of such events or circumstances and the date on which such adjustment should take effect. Upon such determination, such adjustment (if any) shall be made and shall take effect in accordance with such determination;

         provided that, where the circumstances giving rise to any adjustment pursuant to this Condition 5(12)(a) have already resulted or will result in an adjustment to the Conversion Price or where the circumstances giving rise to any adjustment arise by virtue of any other circumstances which have already given or will give rise to an adjustment to the Conversion Price, such modification shall be made to the operation of the adjustment provisions as may be determined by the Supervisory Board of the Issuer, acting in good faith, to be in their opinion appropriate to give the intended result.

         On any adjustment, the resultant Conversion Price, if not an integral multiple of (euro)0.01, shall be rounded down to the nearest (euro)0.01. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made, and any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, but such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time. Notice of any adjustments shall be given to Noteholders as soon as practicable after the determination thereof.

         No adjustment will be made to the Conversion Price where Ordinary Shares or other securities (including rights, warrants or options) are issued, offered, exercised, allotted, appropriated, modified or granted to employees (including members of the Board of Management or the Supervisory Board) of the Issuer or any Subsidiary pursuant to any employees' share scheme or where Ordinary Shares are purchased for purposes of satisfying grants under any such scheme. For the avoidance of doubt, no adjustment will be made to the Conversion Price where Ordinary Shares are issued pursuant to the terms and conditions of the outstanding convertible subordinated notes of the Issuer.

         Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Supervisory Board of the Issuer, acting in good faith, a modification to the operation of the adjustment provisions is required in order to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be in their good faith opinion appropriate to give such intended result.

(b) If, pursuant to Condition 5(12)(a) above, the Conversion Price is to be adjusted:

         (A) the adjusted Conversion Price in the event(s) described in Conditions 5(12)(a)(A) and (B) shall be determined as follows:

                                  (X / Y) x CP

                  where:

                  X = the number of Ordinary Shares outstanding immediately prior to the occurrence of such event.

                  Y = the number of Ordinary Shares outstanding immediately after the occurrence of such event.

                  CP = the Conversion Price immediately prior to the occurrence of such event.

                  except that, where an adjustment is to be made to the Conversion Price in respect of an excess as described in Condition 5(12)(a)(B), the adjusted Conversion Price shall be determined as follows:

                            (P/(P + (CMP - D))) x CP

                  where:

                  P = the Current Market Price of the Ordinary Shares on the date on which the relevant issue is announced multiplied by the number of Ordinary Shares in issue on that date (excluding for this purpose the Ordinary Shares to be issued pursuant to the relevant issue).

                  CMP = the Current Market Price of the Ordinary Shares on the date on which the relevant issue is announced multiplied by the number of Ordinary Shares to be paid up and issued as described in Condition 5(12)(a)(B).

                  D = the aggregate amount of the dividend (whether paid in cash or Ordinary Shares).

                  CP = the Conversion Price immediately prior to the occurrence of such event.

         (B) The adjusted Conversion Price in the event(s) described in Conditions 5(12)(a) (D), (E) and (F) shall be determined as follows:

                                (P/(P + d)) x CP

                  where:

                  P = the Current Market Price per Ordinary Share on the day on which any distribution in respect of which this adjustment is being made is announced, or, if applicable, on the last day of the period identified in clause (ii) of the formula for "d" below.

                  d = the fair market value per Ordinary Share of the property distributed or granted by the Issuer (as determined by the Supervisory Board of the Issuer, acting in good faith and in consultation with an investment bank of international repute active in the European convertible bond market), less the consideration, if any, to be paid to the Issuer for such property, provided that where rights, warrants or other securities are publicly traded in a market of adequate liquidity (as determined in good faith by the Supervisory Board of the Issuer), the fair market value of such rights, warrants or other securities shall equal the arithmetic mean of the daily closing prices of such rights, warrants or other securities during the period of eight Trading Days on such market commencing on the first Trading Day on which such rights, warrants or other securities are publicly traded or such shorter period as such rights, warrants or other securities are publicly traded.

                  CP = the Conversion Price immediately prior to the occurrence of such event.

         (C) The adjusted Conversion Price in the event of a purchase of Ordinary Shares which constitutes a Capital Distribution for the purposes of Condition 5(12)(a)(C) shall be determined as follows:

                         ((N1 x P)/(A + (N2 x P))) x CP

                  where:

                  N1 = the number of Ordinary Shares outstanding on the day of such purchase (the "PURCHASE DATE"), without deducting Ordinary Shares so purchased (the "PURCHASED SHARES").

                  N2 = the number of Ordinary Shares outstanding on the Purchase Date, after deducting any Purchased Shares.

                  P = the Current Market Price per Ordinary Share on the Purchase Date.

                  A = the aggregate consideration payable to holders of Ordinary Shares which are the subject of such purchase or redemption.

                  CP = the Conversion Price immediately prior to the occurrence of such event.

         (D) the adjusted Conversion Price in the event(s) described in Condition 5(12)(a)(C), other than a purchase of Ordinary Shares which constitutes a Capital Distribution, shall be determined as follows:

                               CP x 1 - (DY - .05)

                  where:

                  CP = the conversion price applicable immediately prior to the occurrence of such event;

                  DY = the Dividend Yield, as defined below;

                  provided, that if any dividend in cash or in kind is paid on the Ordinary Shares between the date of payment of a Triggering Dividend and the end of the same fiscal year (an "ADDITIONAL DIVIDEND"), the Conversion Price shall be further adjusted as follows:

                                  CP x (1 - DR)

                  where:

                  DR = the ratio obtained by dividing (i) the amount of the Additional Dividend (net of any portion of dividend giving rise to an adjustment pursuant to Conditions (12)(a)(A), (B) or (D) through (F) above) without taking into account any corporate tax credit arising in respect thereof, by (ii) the Issuer's market capitalization equal to the product of the Closing Price for an Ordinary Share on the Trading Day immediately preceding the payment date of the Additional Dividend multiplied by the number of Ordinary Shares existing on the closing of the relevant Trading Day.

                  For the avoidance of doubt, except in the case of a consolidation of Ordinary Shares as provided in Condition 5(12)(a)(A), in no event shall the Conversion Price be increased as a result of any adjustment pursuant to any provision of Condition 5(12)(a).

(13) The Issuer may elect to pay holders upon exercise of the Conversion Right cash in lieu of delivery of the Conversion Shares. The cash amount relating to Conversion Shares shall be payable in euros and shall be calculated as the average of the average opening and closing prices on Euronext Amsterdam for Ordinary Shares on the five Trading Days commencing on the fourth Trading Day following the Conversion Date. Such cash amount shall be multiplied by the number of Conversion Shares that a Noteholder is entitled to have delivered and such resulting figure shall be rounded to the second decimal place with
         0.005 being
         rounded upwards. The Issuer shall inform the Noteholder within three Euronext Amsterdam Business Days after the Conversion Date of its election to pay the Noteholder a cash amount in lieu of the delivery of Conversion Shares. Such payment shall be effected not later than ten Euronext Amsterdam Business Days following the relevant Conversion Date. If the payment has not been effected by such day, the right of the Noteholder to receive delivery of Conversion Shares shall continue notwithstanding this Condition 5(13).

(14) The Issuer and any of its subsidiaries or affiliates may at any time purchase Notes at any price in the open market or otherwise, provided that such purchases are in compliance with all relevant directives. For the purposes of these Conditions, the term "DIRECTIVE" includes any European Union, Netherlands, U.S. or foreign present or future law, regulation, administrative directive, administrative act and other act and rule of any relevant agency, authority, central bank, department, government, legislature, minister, official, public or statutory corporation, self-regulatory organization or stock exchange.

(15) All Notes which are paid will forthwith be cancelled. Such Notes represented by a Global Note shall be cancelled by reduction in the principal amount of the relevant Global Note. All Notes so cancelled and any Notes purchased pursuant to Condition 5(14) and cancelled pursuant to this Condition 5(15) may not be reissued or resold.

(16) The Issuer shall procure that the authorized share capital of the Issuer shall always be sufficient for the issuance of Conversion Shares to a Noteholder exercising its Conversion Right.

(17) As used in this Condition 5, "CAPITAL DISTRIBUTION" means any dividend or distribution in cash or of assets in kind paid on the Ordinary Shares and any pro rata purchase of Ordinary Shares from the holders of Ordinary Shares, to the extent that the aggregate amount of such dividend, distributions, or pro rata purchase without taking into account any corporate tax credit arising in respect thereof (the "TRIGGERING DIVIDEND"), added to the aggregate amount of any other dividend or distribution paid on the Ordinary Shares during the same fiscal year, without taking into account any corporate tax credit arising in respect thereof (such dividends or distributions, the "PRIOR DIVIDENDS"), represents a Dividend Yield in excess of 5%; provided that, in determining the amount of any dividend or distribution, a dividend or distribution in cash shall be the cash amount thereof and the amount of any distribution of assets in kind shall be the fair market value thereof on the date of announcement of the relevant distribution, as determined by an investment bank of international repute active in the European convertible bond market selected by the Issuer; and further provided that, a purchase of Ordinary Shares by or on behalf of the Issuer shall not constitute a Capital Distribution or be taken into account in determining whether any other dividend or distribution or distribution of its assets in kind shall constitute a Capital Distribution unless the weighted average price (before expenses) per share of the Ordinary Shares at which the Issuer offers to purchase or redeem such Ordinary Shares, as determined on any single day during which such Ordinary Shares are subject to purchase or redemption exceeds by more than 5% the Current Market Price per Ordinary Share on the Trading Day immediately preceding either: (1) that date, or (2) where an announcement has been made of the intention to purchase Ordinary Shares at some future date at a specified price, the Trading Day immediately preceding the date of such announcement;

         "CURRENT MARKET PRICE" means, in respect of an Ordinary Share at a particular date, the arithmetical mean of the official closing prices as reported in the Euronext Official Daily List for the Ordinary Shares for the five consecutive Trading Days preceding and ending on the Trading Day immediately preceding such date;

         "DIVIDEND YIELD" means the sum of the ratios obtained by dividing (i) the amount of Triggering Dividend and any Prior Dividends by (ii) the Issuer's market capitalization on the Trading Day immediately preceding the payment date of the relevant Triggering Dividend (the market capitalization used to calculate each of such ratios being equal to the product of the closing price for an Ordinary Share on the Trading Day immediately preceding the date of payment of the Triggering Dividend or the relevant Prior Dividend, if any, multiplied by the number of Ordinary Shares existing at the closing of the relevant Trading Day);

         "EURONEXT AMSTERDAM" means The Official Segment of the stock market of Euronext Amsterdam N.V.;

         "SUBSIDIARY" means at any particular time, any company which is then directly or indirectly controlled or more than one half of whose issued equity share capital (or equivalent) is then beneficially owned by the Issuer and/or one or more of its Subsidiaries;

         "TRADING DAY" means a day on which Euronext Amsterdam is open for business, but does not include a day on which no official closing price for Ordinary Shares on Euronext Amsterdam is reported.

6.       PAYMENTS

(1) The Issuer irrevocably undertakes to pay in euros, when due, principal, interest and other amounts which may be payable in accordance with Condition 5. The amounts due in respect of the Notes shall be paid to the Noteholders with due observance of any tax, foreign exchange or other laws and regulations of the country of the relevant Paying Agent without it being permissible to require the execution of an affidavit or compliance with any other formality whatsoever, unless such affidavit or formality is prescribed by the laws of the country of the relevant Paying Agent.

(2) Payments of principal of, and interest on, the Notes shall be made in euros on the relevant Payment Date (as defined in Condition 6(5)) to the Common Depositary or its nominee for Euroclear and Clearstream. The amount of payments to the Common Depositary or its nominee for Euroclear and Clearstream shall correspond to the aggregate principal amount of Notes represented by the Global Notes, as established by the Registrar at the close of business on the relevant Record Date (as defined in Condition 6(4)). Payments in respect of any other definitive Notes shall be made pursuant to such procedures as may be established by the Paying Agent for such purpose upon the issuance of any such Notes to reflect then prevailing market practice. Payment of principal shall be made upon surrender of the Global Notes or such other definitive Notes, as the case may be, to a Paying Agent. The payment of other amounts payable pursuant to Conditions 5 and 7 will be made in accordance with the provisions of this Condition 6(2).

(3) Payments made by the Issuer in accordance with Condition 6(1) to the Common Depositary or its nominee or the holder of any other definitive Note, respectively, shall discharge the liability of the Issuer under the Notes to the extent of the sums so paid.

(4) The record date for purposes of payments of principal and interest and other amounts payable pursuant to Conditions 4 and 5 (the "RECORD DATE") shall be, in respect of each such payment, the earlier of the following dates: (i) the date determined in accordance with the rules of Euroclear and Clearstream from time to time for the entitlement of their participants to payments in respect of debt obligations denominated in euros and represented by Global Notes and (ii) the tenth Euronext Amsterdam Business Day preceding the relevant due date.

(5) For the purposes of these Terms and Conditions "PAYMENT DATE" means the day on which the payment is actually to be made, where applicable, as adjusted in accordance with Condition 6(6), and "DUE DATE" means the date for making such payments as provided herein, without taking account of any such adjustment.

(6) If any Due Date for payment of principal or interest in euros in respect of any Note is not a Euronext Amsterdam Business Day, such payment will not be made until the next day which is a Euronext Amsterdam Business Day, and no further interest shall be paid.

7.       TAXATION

         In the event any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature is required by law, no additional amounts with respect to any such withholding or deduction will be payable to the Noteholders.

8.       EVENTS OF DEFAULT

         If any of the following events (each an "EVENT OF DEFAULT") occurs:

         (a) NON-PAYMENT: the Issuer fails to pay any amount of principal of, premium, if any, or interest on the Notes when payment thereof becomes due and the default continues for a period of 15 days; or

         (b) BREACH OF OTHER OBLIGATIONS: the Issuer defaults in the performance or observance of any of its other obligations under or in connection with the Notes or the Agency Agreement and such default remains unremedied for 30 days after written notice thereof, addressed to the Issuer by any Noteholder, has been delivered to the Issuer or to the specified office of a Paying Agent; or

         (c) WINDING UP, ETC: an order or judgment is made or an effective resolution is passed for the liquidation or dissolution of the Issuer (other than for the purposes of a merger, consolidation or other form of combination with another legal entity where the continuing entity or the entity formed as a result of such merger, consolidation or combination is assuming the obligations of the Issuer under the Notes); or

         (d) BANKRUPTCY, ETC.: bankruptcy or insolvency proceedings are commenced by a court of competent jurisdiction against the Issuer, which shall not have been dismissed or stayed within 60 days after the commencement thereof, or the Issuer institutes such proceedings or suspends payments or offers a general arrangement for the benefit of all its creditors;

any Note may, by written notice (a "TERMINATION NOTICE") addressed by the holder thereof to the Issuer and delivered to the Issuer or to the specified office of the Paying Agent, be declared immediately due and payable, whereupon it shall become immediately due and payable at its principal amount together with accrued interest without further action or formality (unless it is proven that the event that has led to the Note being declared immediately due and payable has been cured at the time the notice of such declaration is received by the Issuer or a Paying Agent). Notice of any such declaration shall promptly be given to the Noteholders.

9.       PAYING AGENT, CONVERSION AGENTS AND REGISTRAR

(1) The Registrar, Paying Agent and Conversion Agent (the "AGENTS") and their respective specified office is as follows:

         The Bank of New York
         48th Floor
         One Canada Square
         London E14 5AL
         England

(2) In acting as Agents in connection with the Notes, the Agents act solely as agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders.

(3) The Issuer reserves the right at any time to vary or terminate the appointment of the Agents, and to appoint successor or additional paying agents, successor or additional conversion agents or successor or additional Registrars. Notice of any change in the Paying Agent, the Conversion Agent or the Registrar, or in the specified office of the Paying Agent, the Conversion Agent or the Registrar shall promptly be given to the Noteholders in accordance with Condition 10.

10.      NOTICES

         Notices to the Noteholders who hold a beneficial interest in a Global Note may be given by delivery of the relevant notice to Euroclear and Clearstream in accordance with the arrangements of such clearing systems then in effect with respect to such notices. Any notice or communication to any other Noteholders shall be mailed by first-class mail to such Noteholder's address as shown in the register kept by the registrar. If a notice or communication is mailed in the manner provided in the preceding sentence within the time period prescribed, it is duly given, whether or not the addressee receives it.

11.      GOVERNING LAW AND JURISDICTION

(1) The Notes and these Terms and Conditions shall be governed by, and construed in accordance with, the internal laws of the State of New York.

(2) The courts of the State of New York and the federal courts of the United States of America, in each case located in the Borough of Manhattan, The City of New York, shall have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes and the Terms and Conditions. Any legal actions arising out of or in connection with the Notes and these Terms and Conditions may be brought in the courts of the State of New York or the federal courts of the United States of America, in each case located in the Borough of Manhattan, The City of New York. The Issuer irrevocably submits to the non-exclusive jurisdiction of any such court in any such action and waives to the fullest extent permitted by law any objection which it may have to the determination of the venue of any such action brought in such court and any claim that any such action brought in such court has been brought in an inconvenient forum.

(3) Any person owning a beneficial interest in a Note represented by a Global Note may in any proceedings against the Issuer or to which such Noteholder and the Issuer are parties protect and enforce in its own name its rights arising under its Notes only on the basis of (i) a statement issued by its Custodian (a) stating the full name and address of such person, (b) specifying an aggregate principal amount of Notes credited on the date of such statement to such person's securities account maintained with such Custodian and (c) confirming that the Custodian has given a written notice to Euroclear or Clearstream, as appropriate, and the Registrar containing the information pursuant to
         (a) and (b) and (ii) a copy of the relevant Global Note certified as being a true copy by a duly authorized officer of the Registrar. For purposes of the foregoing, "CUSTODIAN" means any bank or other financial institution of recognized standing authorized to engage in the securities custody business with which the owner of a beneficial interest in a Note maintains a securities account in respect of any Notes and includes Euroclear and Clearstream.

12.      AMENDMENT

(1) These Terms and Conditions may be modified or amended by the Issuer, without the consent of the Noteholders, for the purpose of (a) adding to the covenants of the Issuer for the benefit of the Noteholders; (b) surrendering any right or power conferred upon the Issuer; (c) securing the Notes; (d) evidencing the assumption by another legal entity of all of the obligations of the Issuer with respect to the Notes as the result of a merger, consolidation, or other form of consolidation permitted by Condition 8(c); or (e) curing any ambiguity, inconsistency, defect or omission in the Notes or between the Terms and Conditions, to all of which each Noteholder shall, by acceptance hereof, consent.

(2) The Terms and Conditions may also be modified or amended by the Issuer, and past defaults thereunder or under the Agency Agreement by the Issuer may be waived, with the written consent of the Noteholders of not less than sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes outstanding. Any such written consent of holders may be arranged by Issuer or such holders. Notwithstanding the foregoing, no such modification, amendment or waiver, without the consent of the holder of each Note, may: (a) waive a default in the payment of the principal of or interest on any Note, or change the stated maturity of the principal of or the time for payment of any installment of interest on any Note, or change the currency of payment of the principal of, or interest on, any Note or reduce the principal amount of, or the rate of interest on, any Note, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Note; (b) reduce the above-stated percentage in principal amount of the outstanding Notes required for any modification of or amendment to the Terms and Conditions of the Notes, or of any waiver of any past default; or (c) modify any of the provisions of this clause except to provide that certain other provisions of the Terms and Conditions cannot be modified, amended or waived without the consent of the holder of each outstanding Note affected thereby.

13.      MISCELLANEOUS

(1) No service charge shall be made for any such registration of transfer or exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

(2) In case any Certificate shall at any time become mutilated or destroyed or stolen or lost and such Certificate or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Issuer, a new Note of like tenor will be issued by the Issuer in exchange for the Certificate so mutilated, or in lieu of the Note so destroyed or stolen or lost, but, in the case of any destroyed or stolen or lost Security, only upon receipt of evidence satisfactory to the Issuer that such Certificate was destroyed or stolen or lost, and, if required by the Issuer, upon receipt also of indemnity satisfactory to the Issuer. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the holder of the Certificate that was mutilated, destroyed, stolen or lost. Every new Certificate issued in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone. Any new Certificate delivered pursuant to this clause shall be so dated that neither gain nor loss in interest shall result from such exchange.

         The Notes have been accepted for clearance through Euroclear and Clearstream under International Securities Identification Number ("ISIN") XS016857769.

                                                                         ANNEX 2

                            [FORM OF THE GLOBAL NOTE]

ISIN NO. XS016857769                                                 GLOBAL NOTE

                                ASML HOLDING N.V.

                              (euro)_____________

                      5 1/2% CONVERTIBLE SUBORDINATED NOTES

                                    DUE 2010

         NEITHER THE NOTE EVIDENCED HEREBY NOR ANY OF THE ORDINARY SHARES ISSUABLE UPON CONVERSION OF THE NOTE EVIDENCED HEREBY HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         The Notes in respect of which this Global Note is issued are in registered form and form the series designated as specified in the title (the "Notes") of ASML Holding N.V. (the "Company").

         The Company hereby certifies that The Bank of New York Depository (Nominees) Limited, a nominee of the common depository for Euroclear Bank S.A./N.V. ("Euroclear") and Clearstream Banking, societe anonyme, Luxembourg ("Clearstream"), is, at the date hereof, entered in the register of Noteholders as the holder of Notes in the principal amount of (euro)________________ (____________________ Euros) or such lesser amount as is shown from time to time on the register of Noteholders as being represented by this Global Note and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Note. The aggregate amount of Notes outstanding represented hereby may from time to time be increased up to the foregoing amount or decreased to reflect transfers or exchanges; provided that the aggregate principal amount of Notes outstanding and represented by this Global Note shall not exceed such amount. For value received, the Company promises to pay the person who appears at the relevant time on the register of Noteholders as holder of the Notes in respect of which this Global Note is issued such amount or amounts as shall become due in respect of such Notes and otherwise to comply with the Conditions, as referred to below.

         The Notes are constituted by and have the benefit of the terms and conditions (the "Conditions") set out in Annex 1 hereto, as modified by the provisions of this Global Note.

         The Notes are convertible into fully-paid ordinary shares of the Company, nominal value (euro)0.02 per ordinary share (the "Ordinary Shares"), and shall be issued in the form of registered shares, interest in which are held through the book-entry transfer system maintained by, and which are registered in the name of, the Nederlands Centraal Instituut voor Giraal Effectenverkeer in The Netherlands ("Conversion Shares"), subject to and in accordance with the Conditions.

         Terms defined in the Conditions shall have the same meaning in this Global Note.

         This Global Note is evidence of entitlement only. Title to the Notes passes only by a written deed of transfer signed by the transferor and transferee in the form attached as Annex 2 followed by due registration in the register of Noteholders and only the duly registered holder is entitled to payments on Notes in respect of which this Global Note is issued.

         The Conditions are modified as follows in so far as they apply to the Notes in respect of which this Global Note is issued.

         TRANSFER

         Transfers of interests in the Notes with respect to which this Global
Note is issued shall be made in accordance with the Conditions and the Agency Agreement.

         REGISTRATION OF TITLE

         The Agents will not accept the deposit of this Global Note for transfer of any Notes save in the case of transfer into the name of the common depository for Euroclear and Clearstream, or its nominee, unless, (1) Euroclear or Clearstream (or any alternative clearing system on behalf of which the Notes represented by this Global Note may be held) is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, (2) there shall have occurred and be continuing an Event of Default and maturity of the Notes shall have accelerated in accordance with the Conditions, or (3) the Company shall have determined in its sole discretion that the Notes shall no longer be represented by the Global Note.

         In such circumstances, the Company will (in the case of (2), on the request of a Noteholder) cause sufficient definitive certificates to be executed and delivered to the Registrar for completion, authentication and despatch to the relevant Noteholders (who, in the case of (2), have so requested the delivery of definitive certificates). A person with an interest in the Notes in respect of which this Global Note is issued must provide the Registrar with a written order containing instructions and such other information as the Company and the Registrar may require to complete, execute and deliver such definitive certificates.

         The provisions of Condition 2 will otherwise apply, except that new certificates to be issued upon transfer of Notes will, within 21 days of receipt by the Registrar or an Agent of the form of transfer attached to this Global Note, be mailed by uninsured mail at the risk of the holders entitled to the relevant Notes to the addresses specified in the form of transfer.

         CONVERSION

         Subject to the requirements of Euroclear or Clearstream, as the case may be, the Conversion Right attaching to Notes in respect of which this Global
Note is issued may be exercised by the presentation to or to the order of any Conversion Agent of one or more Conversion Notices in the form attached as Annex 3 duly completed by or on behalf of a holder of a book-entry interest in such Note. Deposit of this Global Note with the Conversion Agent together with the relevant Conversion Notice shall not be required. The exercise of the Conversion Right shall be notified by the Conversion Agent to the Company, the Company's transfer agent and register in respect of the Conversion Shares and the holder of this Global Note. The provisions of Condition 5 shall otherwise apply.

         Where the Notes represented by this Global Note are to be converted, the Conversion Notice need not be signed. In such a case, delivery of the Conversion Notice will constitute confirmation by the holder of a book-entry interest in the Notes to be converted that the information and the representations in the Conversion Notice are true and accurate on the date of delivery.

         PAYMENTS OF PRINCIPAL

         Payments of principal in respect of Notes represented by this Global Note will be made against presentation and, if no further payment falls to be made in respect of the Notes, surrender of this Global Note to or to the order of the Paying Agent or such other Paying Agent as shall have been notified to the Noteholders for such purpose.

         CANCELLATION

         Cancellation of any Note following its purchase or conversion in accordance with the Conditions of the Notes will be effected by a reduction in the principal amount of the Notes in the register maintained by the Registrar.

         NOTICES

         So long as the Notes are represented by this Global Note and this Global Note is held on behalf of Euroclear and Clearstream, notices to Noteholders may be given by delivery of the relevant notice to the relevant clearing system(s) for communication by it to entitled accountholders in substitution for notification as required by the Conditions.

         ENFORCEMENT

         Unless this Global Note is presented by an authorized representative of Euroclear and Clearstream, the Company or its agent for registration of transfer, exchange, or payment, and any Global Note issued is registered in the name of The Bank of New York Depository (Nominees) Limited or in such other name as is requested by an authorized representative of the common depositary for Euroclear and Clearstream (and any payment is made to The Bank of New York Depository (Nominees) Limited or to such other entity as is requested by an authorized representative of Euroclear and Clearstream), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, The Bank of New York Depository (Nominees) Limited, has an interest herein.

         This Global Note shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

         This Global Note is governed by, and shall be construed in accordance with, the laws of the State of New York.

         IN WITNESS whereof the Company has caused this Global Note to be signed on its behalf.

May 15, 2003

ASML HOLDING N.V.

By:   ________________________                  By:   ________________________
      Name:                                           Name:
      Title:                                          Title:

CERTIFICATE OF AUTHENTICATION

Certified that the above-named holder is at the date hereof entered in the register of Noteholders as holder of the above-mentioned principal amount of the Notes.

THE BANK OF NEW YORK, as Registrar

By:   ________________________
      Authorized Signatory

Dated: May 15, 2003

                                   SCHEDULE A

SCHEDULE OF REDUCTIONS OR INCREASES IN PRINCIPAL AMOUNT OF NOTES IN RESPECT OF WHICH THIS GLOBAL NOTE IS ISSUED

The following reductions/increases in the principal amount of Notes in respect of which this Global Note is issued have been made as a result of (i) exercise of the Conversion Right attaching to Notes, or (ii) repayment or cancellation of Notes, or (iii) transfers of Notes, or (iv) exchanges of interests in the Notes represented by this Global Note for definitive certificates as set out in the Agency Agreement or (v) conversion on the Maturity Date pursuant to the Conversion Right.

Date of             Amount of           Principal amount    Notation made by
Conversion/         decrease/increase   of and number of    or on behalf of
Redemptions or      in principal        Notes evidenced     the Registrar
Cancellations/      amount of and       by this             following such
Transfer/           number of Notes     Global Note         decrease/increase
Exchange (stating   evidenced by this   following such
which)              Global Note         decrease/increase

                                                                         Annex 2

                                FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby transfers the following principal amounts of Notes in respect of which the Global Note is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount transferred               Name, address and account
                                           for payments of transferee

Dated: ________________                Certifying Signature: ________________

Name:  ________________

                                       OR*

_________________________________________
Duly authorized officer

_________________________________________
Duly authorized officer

Accepted by:

_________________________________________
Duly authorized officer

* Where the transferor is a corporation, this form of transfer must be endorsed under its common seal or under the hand of two of its officers duly authorized in writing.

         Note:

         (i) A representative of the Noteholder should state the capacity in which he signs, e.g., executor.

         (ii) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Registrar may require.

         (iii) This form of transfer should be dated as of the date it is deposited with the relevant transfer agent.

                                                                         Annex 3

                 5 1/2% Subordinated Convertible Notes due 2010

                                ASML Holding N.V.

                                CONVERSION NOTICE

         (Please read the notes overleaf before completing this Notice)


Name: _______________________________

Date: _______________________________

Address: ______________________________

Signature: ______________________________

Delivery of the Conversion Notice will constitute confirmation by the holder of a beneficial interest in the Notes to be converted of ASML Holding N.V. ("ASML") that the information and the representations in the Conversion Notice are true and accurate on the date of delivery.

As the Notes to be converted are represented by a Global Noted Note and the Notes are cleared through Euroclear Bank S.A./N.V., as operator of the Euroclear system ("Euroclear") and/or Clearstream Banking, societe anonyme ("Clearstream"), the Conversion Notice must be signed by or on behalf of the beneficial owner of the Notes and sent to the Conversion Agent on behalf of the Company.

To: ASML Holding N.V.

I/We, being the holders of a beneficial interest in the Notes specified below, hereby irrevocably elect to convert such Notes into ordinary shares, nominal value (euro)0.02 per share, of ASML in registered form held through the book-entry transfer system maintained by, and registered in the name of, the Netherlands Centraal Instituut voor Giraal Effectenverkeer, (the "Conversion Shares") in accordance with Condition 5 of the terms and conditions of the Notes (the "Conditions") and apply for the Conversion Shares to be delivered on conversion.

1. Total principal amount of Notes to be converted: __________________

These Notes represent a co-ownership/beneficial interest in the Global Note held by the common depository for Euroclear and Clearstream.

2. I/we hereby request that such principal amount of Notes to be converted into Conversion Shares.

3. I/we hereby request that the Conversion Shares (together with any other securities, property or cash) required to be delivered upon conversion be delivered via Euroclear/Clearstream to __________ (account no.) to the order of _________ (Euroclear/Clearstream member).

4. Details of my/our Euro bank account to which any cash payments due under Condition 5 of the Conditions should be paid are as follows:

         Receiving Bank:   ____________________

         Account Number:   ____________________

         Name of Account:  ____________________

5. I/we hereby declare that all approvals, consents and authorizations (if any) required by the laws of The Netherlands to be obtained by me/us prior to the said conversion have been obtained and are in full force and effect and that any applicable condition thereto has been complied with by me/us.

PLEASE NOTE:               (i)      This Conversion Notice will be void unless
                                    the introductory details, Sections 1, 2, 3 and 4 are completed.

                           (ii) Your attention is drawn to Condition 5 of the Conditions with respect to the conditions precedent which must be fulfilled before the Notes specified above will be treated as effectively eligible for conversion.

                           (iii) Transfer of shares or other securities or property will be made at the risk and expense of the converting Noteholder and the converting Noteholder will be required to prepay the expenses of, and submit any necessary documents required in order to effect, despatch in the manner specified.

                           (iv) If as contemplated by the Conditions the converting Noteholder becomes entitled to additional Conversion Shares (together with any other securities, property or cash), they will be delivered or despatched in the same manner as the Conversion Shares or other securities, property and cash or, as the case may be, cash payments in lieu of delivery of Conversion Shares pursuant to Condition 5 previously issued or paid pursuant to the relevant Conversion Notice.

For Agent's use only:

1.       Note conversion identification reference:___________.

2.       Conversion Date: ____________________.

3. Aggregate principal amount of Notes in respect of which Notes have been deposited for conversion: ___________.

4.       Conversion Price on Conversion Date: ___________________.

5. Number of Conversion Shares deliverable: ____________________. (disregard fractions)

6. (If applicable) amount of cash payment due to converting Noteholder under Condition 5 of the Conditions in respect of fractions of Conversion Shares: _______________.

7. (If applicable) amount of any cash payment in lieu of delivery of Conversion Shares due under Condition 5 of the Conditions:
         _________________.

NOTE: The Conversion Agent must complete items 1 to 5 and (if applicable) 6 and/or 7.

                                                                       EXHIBIT B

Form of notification to be sent by facsimile transmission by the Conversion Agent to the Company, the CF Agent and the Registrar.

                 5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2010

                                ASML HOLDING N.V.

To:   ______________________

To:   ASML HOLDING N.V.

Note conversion identification reference:

(A)

(B)

(C)

(D)

(E)

(F)

(G)

(H)

Regards

Conversion Agent

Explanation

Against the letters (A) to (H) inclusive will be inserted the following information with respect to the relevant Conversion Notice.

(A)      =        name and address of converting holder of a beneficial interest in the Notes

(B)      =        total principal amount of Notes to be converted by the same holder of a beneficial interest in the Notes

(C)      =        number of Conversion Shares (excluding fractions) issuable

(D)      =        (if applicable) amount of cash payment due under Condition 5 of the Conditions to converting Noteholder in respect of fractions of Conversion Shares.

(E)      =        the amount of any other cash (including any cash payments in lieu of delivery of Conversion Shares) payable upon conversion

(F)      =        the Conversion Date and the Conversion Price in respect of the conversion

(G)      =        name and address of person to who, if applicable, Conversion
                  Shares, a check in respect check in respect of cash payments in lieu of delivery of Conversion Shares pursuant to Condition
                  5 of the Conditions etc. are to be transferred or despatched, and manner of transfer, despatch or collection

(H)      =        (if applicable) amount of any cash payments in lieu of
                  delivery of shares due to converting Noteholder

                                                                       EXHIBIT C

Form of notification to be sent by facsimile transmissions by the CF Agent and the Registrar to the Conversion Agent which has sent the relevant Conversion Notice

                  5.5% CONVERTIBLE SUBORDINATED NOTES DUE 2010

                                ASML HOLDING N.V.

To:   The Bank of New York

      as Conversion Agent

To:   [*] (Attention: [*])

      [*] (Attention: [*])

Note conversion identification reference: _______________________

(A)

(B)      (i)

         (ii)

         (iii)

(C)

(D)

Regards,

Amsterdam Exchange Agent, as CF Agent

By: ____________________
      Name:

      Title:

Explanation

Against the letters (A) to (D) inclusive must be inserted the following information with respect to the delivery of Conversion Shares upon conversion:

(A)      =        the identification code and number of the Agent who forwarded the copy of the Conversion Notice in respect of the Notes that have been converted.

(B)      =        number of Conversion Shares delivered upon conversion.

(C)      =        the date of transfer or despatch of the Conversion Shares and any securities, property or cash or the date the same were made available at the head office of the Paying Agent.

(D)      =        (if applicable) the name and address of the person to whom or to whose order the Conversion Shares and/or cash, if any, were transferred or despatched and, if applicable, the address to which and the manner in which they were transferred or despatched.